Exhibit 99
Form 8-K
Viking Systems, Inc.
File No. 000-49636

Viking Systems, Inc. Appoints Dr. Michael Manyak to Its Board of Directors

Dr. Manyak Brings Clinical and Medical Device
Experience to Viking’s Board of Directors

SAN DIEGO - November 15, 2006 - Viking Systems, Inc. (OTCBB: VKSY), a designer, manufacturer and marketer of 3-D vision systems for use in minimally invasive surgical (MIS) procedures, has appointed Dr. Michael J. Manyak to the Company’s Board of Directors. Dr. Manyak brings to Viking’s Board expertise garnered in academic and clinical medicine and has served as Chairman and Professor of Urology at the George Washington University Medical Center (GWUMC). Dr. Manyak is now Vice President for Medical Affairs for Cytogen Corporation. He is also a Professor of Urology, Engineering, Microbiology, and Tropical Medicine at GWUMC and is on staff at the Center for Prostate Disease Research, Walter Reed Army Medical Center.

Dr. Manyak has served on the scientific advisory board or as a consultant to more than 25 biomedical, technology and pharmaceutical companies. He served on the Medicare Coverage Advisory Committee for the Center for Medicare and Medicaid Services (CMS), received a presidential appointment to the National Kidney and Urological Disease Advisory Board, has twice served as a voting member of the FDA Regulatory Panel for Genitourinary and Gastrointestinal Devices, served for 5 years as Chairman of the AUA (American Association for Urologic Disease) Technology Assessment Council and on 5 other national AUA Committees related to technology. His involvement in industry includes business development, strategic planning for FDA approval of products, intellectual property development, protocol construction, and clinical trials.

“We at Viking are extremely fortunate to have attracted Dr. Manyak to the company and our Board of Directors. His clinical and medical device industry experience will help guide us as Viking further establishes the clinical importance of our product portfolio and integrates our products into the surgical and imaging solutions necessary to facilitate advanced minimally invasive surgery,” said Donald E. Tucker, Viking System’s Chairman, President and Chief Executive Officer. “We are looking forward to Dr. Manyak’s advice and expertise to help Viking enhance new product strategies while building the clinical importance of our state of the art operating room devices.”

Dr. Manyak has published nearly 200 professional abstracts, book chapters, and refereed journal articles. Dr. Manyak was profiled by the Washingtonian Magazine in December 2001 as one of 50 people selected as The Best and Brightest of Washington and by Family Urology Magazine in April 2003. He is listed in four directories of Who’s Who in America and is a founder of Metastatin Pharmaceuticals, a biopharmaceutical company developing anti-metastatic therapies. Dr. Manyak has been granted 11 patents with several pending.

About Viking Systems, Inc.

Viking Systems, Inc. is a designer, manufacturer and marketer of FDA-cleared, CE-marked, high-performance laparoscopic vision systems. The Company's primary branded product is the EndoSite 3Di Digital Vision System, an advanced three-dimensional (3-D) vision system used by surgeons for complex minimally invasive surgery, with an initial focus on applications in urology, gynecology, bariatrics and general surgery. Viking also manufactures advanced two-dimensional (2-D) EndoSite 2Di Digital Vision Systems for targeted configurations and channels, as well as 2-D cameras and components, sold through strategic partner and OEM programs.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements including, but not limited to, our ability to execute on our business plan during 2006 and beyond, our strategic planning and business development plans, our future financing needs, impacts on our financial results, and our future growth. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, our ability to market our products, the success of business development efforts, competition in the industry, and our ability to manage growth, as well as the risks and other factors set forth in our periodic filings with the U.S. Securities and Exchange Commission (including our Form 10-KSB for the year ended December 31, 2005 and our Form 10-QSB for the quarter ended June 30, 2006.)

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